UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2010

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

001-33628
(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 18, 2010, Energy XXI Gulf Coast, Inc. (“Gulf Coast”) received written confirmation from the administrative agent under its Amended and Restated First Lien Credit Agreement (the “First Lien Credit Agreement”) that it had received all requisite signature pages required to make effective a Waiver Regarding Amended and Restated First Lien Credit Agreement dated effective as of November 17, 2010 (the “Waiver”).  The Waiver related to certain covenants under the First Lien Credit Agreement that did not permit Gulf Coast to prepay indebtedness relating to Gulf Coast’s outstanding 16% Second Lien Junior Secured Notes due 2014 and 10% Senior Notes due 2013.  The Waiver permits Gulf Coast to use the proceeds from such issuances of its equity securities to prepay, redeem, purchase, acquire or otherwise retire such notes.  Gulf Coast may only use the proceeds from an issuance of its equity securities to its direct parent, Energy XXI USA, Inc., that was completed on or about November 8, 2010, for purposes of making such redemptions.  Under the terms of the Waiver, redemptions of the 16% Second Lien Junior Secured Notes due 2014 may only be made until March 31, 2011 and, at the time of any such redemptions, Gulf Coast must have at least $100 million of availability for borrowing under its First Lien Credit Agreement.  With regard to any redemptions of the 10% Senior Notes due 2013, Gulf Coast may only make such redemptions until September 30, 2011 and only after the 16% Second Lien Junior Secured Notes due 2014 have been retired in full, as well as the requirement that at the time of any such redemptions Gulf Coast must have at least $100 million of availability for borrowing under its First Lien Credit Agreement.

As previously noted by Energy XXI (Bermuda) Limited (the “Company”) in a Current Report on Form 8-K filed on October 27, 2010, the Company intends to use a portion of the proceeds from its recent offering of common stock and 5.625% convertible perpetual preferred stock to purchase approximately $119 million aggregate principal amount of its 16% Second Lien Junior Secured Notes due 2014.  On or about November 8, 2010, approximately $133 million of the proceeds from such offering of equity securities by the Company were indirectly contributed to Gulf Coast (such amounts being directly contributed to Gulf Coast by its parent Energy XXI USA, Inc.) for the purpose of effecting redemptions of Gulf Coast’s outstanding notes.

A copy of the Waiver is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

10.1	Waiver Regarding Amended and Restated First Lien Credit Agreement dated effective as of November 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: November 22, 2010	By	/s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM

10.1	Waiver Regarding Amended and Restated First Lien Credit Agreement dated effective as of November 22, 2010